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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                 SunSource Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                 23-2874736
 ----------------------------------------   ------------------------------------
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

          2600 One Logan Square
            Philadelphia, PA                               19103
----------------------------------------                 ----------
(Address of principal executive offices)                 (Zip Code)

                             SunSource Capital Trust
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                 23-2874735
 ----------------------------------------   ------------------------------------
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

          501 Silverside Road
            Wilmington, DE                                 19809
 ----------------------------------------                ----------
 (Address of principal executive offices)                (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:


            Title of each class                   Name of each exchange on which
            to be so registered                   each class is to be registered
            -------------------                   ------------------------------

               Common Stock                         New York Stock Exchange
            (of SunSource Inc.)

    11.6% Junior Subordinated Debentures
            (of SunSource Inc.)

      11.6% Trust Preferred Securities
        (of SunSource Capital Trust)

      Preferred Securities Guarantee
            (of SunSource Inc.)

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
        -----------------------------------------------------------------
                                (Title of class)



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Item 1.   Description of Registrants' Securities to be Registered.
          --------------------------------------------------------

                  The section "DESCRIPTION OF CAPITAL STOCK -- Common Stock," to be included in a form of prospectus which will subsequently be filed by SunSource Inc. and SunSource Capital Trust pursuant to Rule 424 of the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this registration statement and will include a description of the Common Stock of SunSource Inc.

                  The section "DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES," to be included in a form of prospectus which will subsequently be filed by SunSource Inc. and SunSource Capital Trust pursuant to Rule 424 of the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this registration statement and will include a description of the 11.6% Junior Subordinated Debentures of SunSource Inc.

                  The section "DESCRIPTION OF TRUST PREFERRED SECURITIES," to be included in a form of prospectus which will subsequently be filed by SunSource Inc. and SunSource Capital Trust pursuant to Rule 424 of the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this registration statement and will include a description of the 11.6% Trust Preferred Securities of SunSource Capital Trust.

                  The section "DESCRIPTION OF PREFERRED SECURITIES GUARANTEE," to be included in a form of prospectus which will subsequently be filed by SunSource Inc. and SunSource Capital Trust pursuant to Rule 424 of the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this registration statement and will include a description of the guarantee of the 11.6% Trust Preferred Securities of SunSource Capital Trust by SunSource Inc.

Item 2.   Exhibits.
          ---------

     1. Form of Amended and Restated Certificate of Incorporation of SunSource Inc.(Incorporated by reference to Annex 1 to Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-19077) of the Registrants, as amended.)

     2.   Bylaws of the SunSource Inc. (Incorporated by reference to Annex 2 to
          Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-19077) of the Registrants, as amended.)

     3. Form of Indenture between the Registrant and The Bank of New York relating to the 11.6% Junior Subordinated Debentures. (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 (File No. 333-19077) of the Registrants, as amended.)

     4. Form of Amended and Restated Declaration of Trust of SunSource Capital Trust.(Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-19077) of the Registrants, as amended.)

     5.   Form of Preferred Securities Guarantee. (Incorporated by reference to
          Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-19077) of the Registrants, as amended.)



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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: August 18, 1997                                    SUNSOURCE INC.


                                                By:/s/ Joseph M. Corvino
                                                --------------------------------
                                                Name:  Joseph M. Corvino
                                                Title: Vice President - Finance,
                                                       Chief Financial Officer




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                                    SIGNATURE


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: August 18, 1997                          SUNSOURCE CAPITAL TRUST

                                               By:   SUNSOURCE INC.,
                                                     as Sponsor

                                               By: /s/ Joseph M. Corvino
                                               ---------------------------------
                                               Name:   Joseph M. Corvino
                                               Title:  Vice President - Finance,
                                                       Chief Financial Officer